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                                                                      Exhibit 15


Melville Corporation
Rye, New York


Board of Directors:


Re: Registration Statements Numbers 33-40251, 33-17181 and 2-97913 on Form S-8 and Number 33-34946 on Form S-3

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated July 22, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                                       Very truly yours,

                                                       /S/ KPMG Peat Marwick LLP



Boston, Massachusetts
July 22, 1996